UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 19, 2026
Proto Labs, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	PRLB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As reported below in Item 5.07, on May 19, 2026, the shareholders of Proto Labs, Inc. (the “Company”) approved an amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan (the "2022 Plan"), which increased the number of shares available for issuance pursuant to awards under the 2022 Plan by an additional 395,000 shares.
A description of the 2022 Plan, as amended, was included in the Company’s definitive proxy statement for its annual meeting of shareholders filed with the Securities and Exchange Commission on April 8, 2026, and a copy of the 2022 Plan, as amended, is filed hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Shareholders on May 19, 2026 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders elected all seven persons nominated by the Company’s board of directors to serve as directors until the next Annual Meeting of Shareholders or until their successors are elected and duly qualified. The Company’s shareholders also ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, approved an advisory vote on the compensation of the Company’s executive officers, selected one year for the advisory vote on the frequency of future advisory votes on compensation paid to the Company's executive officers, and approved the amendment to the 2022 Plan. Set forth below are the final voting results for each of the proposals.
Proposal 1. Election of Directors.

Name	For	Against	Abstain	Broker Non-Votes
Suresh Krishna	19,001,247	238,228	16,948	1,714,507
Archie C. Black	16,069,255	3,169,101	18,067	1,714,507
Sujeet Chand	17,745,107	1,491,993	19,323	1,714,507
Moonhie Chin	16,545,238	2,692,532	18,653	1,714,507
Rainer Gawlick	18,678,436	559,628	18,359	1,714,507
Donald G. Krantz	16,692,697	2,554,437	9,289	1,714,507
Sven A. Wehrwein	18,177,805	1,060,520	18,098	1,714,507
Proposal 2. Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstain	Broker Non-Votes

20,526,343	431,696	12,891	—
Proposal 3. Advisory approval of executive compensation.

For	Against	Abstain	Broker Non-Votes

15,830,565	3,405,377	20,481	1,714,507
Proposal 4. Frequency of future advisory votes on the approval of executive compensation.

One Year	Two Years	Three Years	Abstain

17,972,937	3,920	1,270,218	9,348
The Company has considered the outcome of Proposal 4 and determined that the Company will hold future advisory votes on the compensation of the Company's executives annually (i.e., every year) until the occurrence of the next advisory vote on the frequency of shareholder votes on the compensation of the Company's executives.

Proposal 5. Approval of the amendment to the Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes

18,788,716	456,309	11,398	1,714,507

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits

10.1	Amended and Restated Proto Labs, Inc. 2022 Long-Term Incentive Plan, as amended May 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proto Labs, Inc.

Date:	May 20, 2026	By:	/s/ Daniel Schumacher
Daniel Schumacher
Chief Financial Officer